Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,016,340)
Unrealized Gain (Loss) on Market Value of Commodity Futures	76,190
Dividend Income	82,392
Interest Income	188,913
ETF Transaction Fees	1,750
Total Income (Loss)	$(667,095)

Expenses
General Partner Management Fees	$45,709
Professional Fees	3,812
Brokerage Commissions	1,518
Directors' Fees and insurance	3,733
NYMEX License Fee	1,142
Total Expenses	$55,914
Net Income (Loss)	$(723,009)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/22	$97,916,877
Additions (100,000 Shares)	3,208,594
Withdrawals (500,000 Shares)	(17,094,130)
Net Income (Loss)	(723,009)

Net Asset Value End of Month	$83,308,332
Net Asset Value Per Share (2,350,000 Shares)	$35.45

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596